Exhibit 5.1
Brian H. Blaney
Tel. 602.445.8322
Fax. 602.445.8603
BlaneyB@gtlaw.com
January 23, 2008
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
     Re: Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as legal counsel to Atlas Acquisition Holdings Corp., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (File No. 333-146368) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the offering and sale of (i) 23,000,000 units (including 3,000,000 units subject to an over-allotment option) (the “Units”), each unit comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (a “Warrant”), and (ii) all shares of Common Stock and all Warrants included in the Units, together with any additional Units (comprised of Common Stock and Warrants) that may be issued by the Company pursuant to Rule 462(b) under the Securities Act (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering, as described in the Registration Statement. The facts, as we understand them, are set forth in the Registration Statement.
     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:
     A. The Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the state of Delaware on January 23, 2008;
     B. The Bylaws of the Company, as amended through the date hereof;
     C. The Registration Statement; and
     D. The resolutions of the Company’s Board of Directors authorizing the issuance and sale of the Units, Common Stock, and Warrants.
Greenberg Traurig, LLP | Attorneys at Law | 2375 East Camelback Road, Suite 700 | Phoenix, Arizona 85016 | Tel. 602.445.8000 | Fax. 602.445.8100

Atlas Acquisition Holdings Corp.
January 23, 2008

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, (iii) the Registration Statement as then amended shall have been declared effective by the Commission, and (iv) the Underwriting Agreement referred to in the Registration Statement shall have been duly executed and delivered, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through D above, it is our opinion that:
     1. Units. The Units, when issued, delivered, and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid, and non-assessable.
     2. Common Stock. The Common Stock included in the Units, when issued, delivered, and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid, and non-assessable.
     3. Warrants. The Warrants included in the Units, when issued, delivered, and sold in accordance with and in the manner described in the Registration Statement, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general equity principles.
     We render this opinion with respect to, and express no opinion herein concerning the application or effect of the law of any jurisdiction other than, the existing laws of the United States of America, and the General Corporation Law of the state of Delaware, the Delaware Constitution, and reported judicial decisions relating thereto.
     We hereby expressly consent to the reference to our firm in the Registration Statement and in any registration statement filed pursuant to Rule 462(b) under the Securities Act for this same offering, inclusion of this Opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this Opinion with any other appropriate governmental agency.
Sincerely,
/s/ Greenberg Traurig, LLP